Exhibit 21.1
List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2008

		Relationship to	Percentage
	Name	Nelnet, Inc.	Ownership
1.	National Education Loan Network, Inc. (organized in Nevada) (dba American Card Services)	Direct Subsidiary	100%
2.	Nelnet Capital LLC (organized in Nebraska)	Direct Subsidiary	100%
3.	Nelnet Guarantor Solutions, LLC (organized in Florida) (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Indirect Subsidiary	100%
4.	National Higher Education Loan Program, Inc. (organized in Nebraska)	Indirect Subsidiary	100%
5.	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (organized in Colorado) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Indirect Subsidiary	100%
6.	FirstMark Services, LLC (organized in Colorado)	Indirect Subsidiary	100%
7.	Health Education Solutions, Inc. (organized in Florida) (f/k/a ClassCredit, Inc.)	Indirect Subsidiary	80%
8.	InTuition, Inc. (organized in Florida)	Indirect Subsidiary	100%
9.	EFS Finance Co. (organized in Indiana)	Indirect Subsidiary	100%
10.	Nelnet Management Corporation-1 (organized in Nevada) (formerly Nelnet Student Loan Warehouse Corporation — 1)	Indirect Subsidiary	100%
11.	Nelnet Student Loan Funding Management Corporation (organized in Nevada)	Indirect Subsidiary	100%
12.	Nelnet Student Loan Funding, LLC (organized in Delaware)	Indirect Subsidiary	100%
13.	NELNET Student Loan Corporation-1 (organized in Nevada)	Indirect Subsidiary	100%
14.	NELNET Student Loan Corporation-2 (organized in Nevada)	Indirect Subsidiary	100%
15.	NHELP-I, Inc. (organized in Nevada)	Indirect Subsidiary	100%
16.	NHELP-II Inc. (organized in Nevada)	Indirect Subsidiary	100%
17.	NHELP-II, LLC (organized in Nevada)	Indirect Subsidiary	100%
18.	NHELP-III, Inc. (organized in Nevada)	Indirect Subsidiary	100%
19.	EMT Corp. (organized in Indiana)	Indirect Subsidiary	100%
20.	Nelnet Loan Corp.(organized in Nevada)	Indirect Subsidiary	100%
21.	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.) (organized in Nebraska)	Indirect Subsidiary	100%
22.	MELMAC, Inc. (organized in Nevada)	Indirect Subsidiary	100%
23.	MELMAC, LLC (organized in Delaware)	Indirect Subsidiary	100%
24.	National Education Loan of New England, Inc. (organized in Rhode Island)	Indirect Subsidiary	100%
25.	Student Loan Acquisition Authority of Arizona, LLC (organized in Delaware)	Indirect Subsidiary	100%
26.	SLAAA Acquisition Corp. (organized in Nebraska)	Indirect Subsidiary	100%
27.	Shockley Financial Corp. (organized in Colorado)	Indirect Subsidiary	100%
28.	Nelnet Canada, Inc. (organized in Canada)	Indirect Subsidiary	100%
29.	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (organized in Nebraska) (dba FACTS Management and infiNET Integrated Solutions)	Indirect Subsidiary	100%
30.	Student Marketing Group, Inc. (organized in New York)	Direct Subsidiary	100%
31.	National Honor Roll, L.L.C. (organized in New York)	Indirect Subsidiary	100%

		Relationship to	Percentage
	Name	Nelnet, Inc.	Ownership
32.	Nelnet Asset Management, Inc. (organized in Texas) (f/k/a LoanSTAR Funding Group, Inc.)	Indirect Subsidiary	100%
33.	Nelnet Academic Funding Solutions, LLC (organized in Nebraska)	Indirect Subsidiary	100%
34.	College Bound Loans, Inc. (organized in Rhode Island) (f/k/a/ BST Holdings, Inc.)	Indirect Subsidiary	100%
35.	Nelnet Academic Services, LLC (organized in Nebraska) (f/k/a Nelnet Mentor, LLC)	Indirect Subsidiary	100%
36.	Chela Education Funding, Inc. (organized in Nebraska) (f/k/a Student Partner Services, Inc.)	Indirect Subsidiary	100%
37.	Loanstar Assets GP, LLC (organized in Delaware)	Indirect Subsidiary	100%
38.	Loanstar Assets LP, LLC (organized in Delaware)	Indirect Subsidiary	100%
39.	Loanstar Assets Partners, LP (organized in Delaware)	Indirect Subsidiary	100%
40.	Nelnet Academic Private Loan Warehouse — I, LLC (organized in Delaware)	Indirect Subsidiary	100%
41.	CUnet, LLC (organized in Delaware)	Indirect Subsidiary	100%
42.	Peterson’s Nelnet, LLC (formerly NELN Acquisition, LLC) (organized in Nebraska)	Indirect Subsidiary	100%
43.	M & P Building, LLC (organized in Nebraska)	Direct/Indirect	100%
44.	Nelnet Student Asset Funding Extendable CP, LLC (organized in Nebraska)	Indirect Subsidiary	100%
45.	Lincoln Square Funding LLC (organized in Nebraska)	Indirect Subsidiary	100%
46.	First National Life Insurance Company of the USA (a Nebraska domiciled life insurance company)	Indirect Subsidiary	100%
47.	Education Solutions, Inc. (organized in Nebraska)	Indirect Subsidiary	100%
48.	Next Gen Web Solutions, LLC (organized in Nebraska)	Indirect Subsidiary	50%
49.	GoHazel, LLC (organized in Nebraska)	Indirect Subsidiary	100%
50.	Unilink USA, LLC (organized in Nebraska)	Indirect Subsidiary	50%
51.	Unilink Data Systems Pty Ltd (organized in Australia)	Indirect Subsidiary	50%
52.	Nelnet Servicing, LLC (organized in Nebraska)	Indirect Subsidiary	100%
53.	NLS Holding Company, LLC (organized in Nebraska)	Direct Subsidiary	100%
54.	Nelnet Enrollment Solutions, LLC (organized in Nebraska)	Indirect Subsidiary	100%

Note:	This list does not include special purpose Nelnet Student Loan Trusts utilized to hold beneficial interests in eligible student loans in asset backed securitization financings.

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